UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Parsley Energy, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to revise certain information in a press release (the “Original Earnings Release”) furnished by the Company with its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2016 (the “Original Filing”).

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2016, the Company issued the Original Earnings Release and furnished the Original Filing to announce the Company’s financial and operating results for the quarter ended March 31, 2016. Subsequently, the Company determined that an entry relating to certain derivative income that will be realized in subsequent periods was incorrectly realized in the quarter ended March 31, 2016. The entry affected net income and adjusted EBITDAX, among other financial results. As a result, the Company has revised its financial results for the quarter ended March 31, 2016. On May 4, 2016, the Company issued a press release to announce the revised financial results and a copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

In addition, the Company has posted to its website an updated presentation with respect to its results for the first quarter of 2016 that reflects the revised financial results.

The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News Release, dated May 4, 2016, titled, “Parsley Energy Revises First Quarter 2016 Financial And Operating Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Colin W. Roberts
Vice President—General Counsel

Dated: May 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated May 4, 2016, titled, “Parsley Energy Revises First Quarter 2016 Financial And Operating Results.”

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